Prudential Investments LLC

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

April 1, 2014

The Board of Trustees of The Prudential Series Fund

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

Re: Contractual Fee Waivers

Effective as of April 1, 2014, Prudential Investments LLC (the "Manager") hereby agrees to cap expenses / reimburse certain expenses and/or waive a portion of its investment management fees as more particularly described and set forth for each Portfolio listed on Exhibit A hereto.

Very truly yours,

Prudential Investments LLC
By: /s/Timothy S. Cronin
Name: Timothy S. Cronin
Title: Senior Vice President

Exhibit A

Global Portfolio

With respect to the Global Portfolio, the Manager has contractually agreed to waive 0.01% of its investment management fee through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter.

Small Capitalization Stock Portfolio

With respect to the Small Capitalization Stock Portfolio, the Manager has contractually agreed to waive 0.05% of its investment management fee through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter.

SP International Growth Portfolio

With respect to the SP International Growth Portfolio, the Manager has contractually agreed to waive 0.01% of its investment management fee through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. In addition, with respect to the PSF International Growth Portfolio, the Manager has contractually agreed to waive 0.003% of its investment management fee through May 1, 2015. This arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter.

SP Small Cap Value Portfolio

With respect to the SP Small Cap Value Portfolio, the Manager has contractually agreed to waive 0.008% of its investment management fee through May 1, 2015. This arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter.